UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2002

NEXPRISE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26811	77-0465496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 110
Carlsbad, CA 92009
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-1333

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Matters.

     On April 18, 2002, NexPrise, Inc. (the “Company”) announced that its stockholders approved an amendment to the Company’s certificate of incorporation to effect a 1-for-15 reverse split of the Company’s common stock. On April 22, 2002, the Company announced that the 1-for-15 reverse split became effective at the opening of trading that day.

     The press releases dated April 18, 2002 and April 22, 2002 are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press release dated April 18, 2002

99.2	Press release dated April 22, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPRISE, INC.

Date: April 23, 2002	By:	/s/ Ted Drysdale Ted Drysdale President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 18, 2002

99.2	Press release dated April 22, 2002